ARTHUR ANDERSEN LLP



                                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants we hereby consent to the use in Post-Effective Amendment No. 35 to Form N-1A Registration Statement of Automated Cash Management Trust (an investment portfolio of Money Market Obligations Trust, a Massachusetts business trust) of our report dated September 24, 1999 on the financial statements as of July 31, 1999, of Automated Cash Management Trust, included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP
Boston, Massachusetts
September 24, 1999